                                                                     EXHIBIT 5.2

                [LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]

                                 July 25, 2003


R&G Capital Trust III
c/o R&G Financial Corporation
280 Jesus T. Pinero Avenue
San Juan, Puerto Rico 00918

         Re:      R&G Capital Trust III
                  ---------------------

Ladies and Gentlemen:

         We have acted as special Delaware counsel for (i) R&G Financial Corporation, a Puerto Rico corporation ("R&G"), and (ii) R&G Capital Trust III, a Delaware statutory trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

         For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

         (a) The Certificate of Trust of the Trust (the "Certificate of Trust"), as filed with the office of the Secretary of State of Delaware (the "Secretary of State") on July 22, 2003;

         (b) The Declaration of Trust of the Trust, dated as of July 22, 2003 (the "Original Trust Agreement"), among R&G, as sponsor (the "Sponsor"), Wilmington Trust Company, a Delaware banking corporation, as Property and Delaware trustee (the "Delaware Trustee"), and the Administrative Trustees named therein;

         (c) The Registration Statement (the "Registration Statement") on Form S-3, including a preliminary prospectus (the "Prospectus"), relating to the __% Cumulative Monthly Income Trust Preferred Securities of the Trust representing preferred undivided beneficial interests in the Trust (each, a "Preferred Security" and collectively, the "Preferred Securities"), to be filed by the Sponsor and the Trust with the Securities and Exchange Commission on or about July 25, 2003.

R&G Capital Trust III
July 25, 2003
Page 2


          (d) A form of Amended and Restated Declaration of Trust for the Trust, to be entered into among the Sponsor, the Delaware Trustee and the administrative trustees of the Trust named therein (including the Exhibits thereto) (together with the Original Trust Agreement, the "Trust Agreement"), to be filed as an exhibit to the Registration Statement; and

          (e) A Certificate of Good Standing for the Trust, dated July 23, 2003, obtained from the Secretary of State.

          Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

          For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the forgoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

          With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

          For purposes of this opinion, we have assumed (i) that the Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Agreement and the Certificate of Trust will be in full force and effect and will not be amended,
(ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Preferred Security is to be issued by the Trust (collectively, the "Preferred Security Holders") of a Preferred Security Certificate for such Preferred Security and the payment for such Preferred Security, in accordance with the Trust Agreement and the Registration Statement, and (vii) that the Preferred Securities are authenticated, issued and sold to the Preferred Security Holders in accordance with the Trust Agreement and the Registration Statement. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

R&G Capital Trust III
July 25, 2003
Page 3

         This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

         Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

         1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. ss. 3801, et. seq. and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made.

         2. The Preferred Securities of the Trust have been duly authorized by the Trust Agreement, when executed and delivered to and paid for by the purchasers thereof in accordance with the Trust Agreement and the Registration Statement, will be duly and validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and non-assessable undivided beneficial interests in the assets of the Trust.

         3. The Preferred Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the state of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Trust Agreement.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Legal Opinions" in the Prospectus and any supplements thereto. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             /s/ Richards, Layton & Finger, P.A.